Exhibit 8.1

			Date control
			acquired/ date of	Interest in voting stock held by
Name of subsidiary	Registered in	Core business	incorporation (*)	the Group at December 31,
				2008	2007	2006
Mechel International Holdings AG (MIH)[1]	Switzerland	Holding and trading	July 1, 1995	100.0%	100.0%	100.0%
Mechel Metal Supply AG (MMS)	Liechtenstein	Trading	Oct 30, 2000	100.0%	100.0%	100.0%
Mechel Trading House (MTH)	Russia	Trading	June 23, 1997	100.0%	100.0%	100.0%
Southern Kuzbass Coal Company (SKCC), including its most significant subsidiaries:	Russia	Coal mining	Jan 21, 1999	95.4%	93.5%	93.5%
Tomusinsk Open Pit Mine (TOPM)	Russia	Coal mining	Jan 21, 1999	74.5%	74.4%	74.4%
Olzherassk Open Pit Mine (OOPM) **	Russia	Coal mining	Dec 28, 1999	—	—	82.9%
Chelyabinsk Metallurgical Plant (CMP)	Russia	Steel products	Dec 27, 2001	94.2%	93.8%	93.7%
Southern Urals Nickel Plant (SUNP)	Russia	Nickel	Dec 27, 2001	84.1%	79.9%	79.9%
Vyartsilya Metal Products Plant (VMPP)	Russia	Steel products	May 24, 2002	93.3%	93.3%	93.3%
Beloretsk Metallurgical Plant (BMP)	Russia	Steel products	June 14, 2002	91.4%	90.4%	90.4%
Mechel Targoviste S.A.	Romania	Steel products	Aug 28, 2002	86.6%	86.6%	86.6%
Mechel Zeljezara (MZ)	Croatia	Steel products	March 17, 2003	—	100.0%	100.0%
Ural Stampings Plant (USP)	Russia	Steel products	April 24, 2003	93.8%	93.8%	93.8%
Korshunov Mining Plant (KMP)	Russia	Iron ore mining	Oct 16, 2003	85.6%	85.6%	85.6%
Mechel Campia Turzii S.A.	Romania	Steel products	June 20, 2003	86.6%	86.6%	86.6%
Mechel Nemunas (MN)	Lithuania	Steel products	Oct 15, 2003	100.0%	100.0%	100.0%
Mechel Energo	Russia	Power trading	Feb 3, 2004	100.0%	100.0%	100.0%
Port Posiet	Russia	Transportation	Feb 11, 2004	97.1%	97.1%	96.9%
Izhstal	Russia	Steel products	May 14, 2004	88.4%	88.2%	87.9%
Port Kambarka	Russia	Transportation	April 27, 2005	90.4%	90.4%	90.4%
Kaslinsky Architectural Art Casting Plant	Russia	Steel products	April 14, 2004	100.0%	100.0%	100.0%
Mechel Service	Russia	Trading	May 5, 2005	100.0%	100.0%	100.0%
Mechel Trading Ltd.	Switzerland	Trading	Dec 20, 2005	100.0%	100.0%	100.0%
Metals Recycling	Russia	Scrap collecting	March 14, 2006	100.0%	100.0%	100.0%
Mechel Hardware ***	Russia	Trading	March 21, 2006	—	100.0%	100.0%
Moscow Coke and Gas Plant (Moskoks)	Russia	Coke production	Oct 4, 2006	99.5%	97.1%	98.9%
Southern Kuzbass Power Plant (SKPP)	Russia	Power generation	April 19, 2007	98.3%	98.0%	—
Mechel Finance	Russia	Corporate finance	June 6, 2007	100.0%	100.0%	—
Kuzbass Power Sales Company (KPSC)	Russia	Power sales	June 30, 2007	72.1%	72.0%	—
Bratsk Ferroalloy Plant (BFP)	Russia	Ferroalloy production	Aug 6, 2007	100.0%	100.0%	—
Yakutugol	Russia	Coal mining	Oct 19, 2007	100.0%	100.0%	—
Ductil Steel S.A.	Romania	Steel products	April 8, 2008	100.0%	—	—
Oriel Resources Plc. (Oriel)	Great Britain	Chrome and nickel	Apr 17, 2008	100.0%	—	—
HBL Holding GmbH (HBL)	Germany	Trading	Sept 26, 2008	100.0%	—	—

*	Date when a control interest was acquired or a new company established by either the Group or Controlling Shareholders.

**	Merged with SKCC in February 2007.

***	Merged with MTH in July 2008.

[1]	Formerly — Mechel Trading AG (MT). Renamed on December 20, 2005.